Exhibit 2(iii)
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       FOR
                                  NOVAMED, INC.

                (formerly known as Conceptual Technologies, Inc.)

                              A Nevada Corporation
                            (After Issuance of Stock)


         The undersigned, as President of NOVAMED, INC., a Nevada corporation formerly known as Conceptual Technologies, Inc. (the "Corporation"), does hereby certify:

         That pursuant to a resolution of the Board of Directors dated July 31, 1997, the Articles of Incorporation of the Corporation were amended by a Certificate of Amendment of Articles of Incorporation filed in the office of the Secretary of State of the State of Nevada on August 29, 1997 (the "First Certificate of Amendment"); and

         That pursuant to a Unanimous Written Consent of the Board of Directors dated March 25, 1998 and a vote of a majority of the stockholders held at a meeting of the stockholders of the Corporation on April 9, 1998, the directors and stockholders of the Corporation ratified the filing of the First Certificate of Amendment and approved the filing of the Certificate of Amendment to correct certain errors contained in the First Certificate; and

         That pursuant to a Unanimous Written Consent of the Board of Directors dated March 25, 1998 and a vote of a majority of the stockholders held at a meeting of the stockholders of the Corporation on April 9, 1998, the directors and stockholders of the Corporation approved the filing of a Certificate of Amendment to change the name of the Corporation.

         THEREFORE,   Article  I  of  the  Articles  of   Incorporation  of  the
Corporation is hereby amended and restated in its entirety as follows:


                                    ARTICLE I

         The name of the Corporation is NOVAMED, INC.

         Article IV is hereby amended and restated in its entirety as follows:

         The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 144,294. The said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         This Certificate consists of two pages, of which this page 2 contains the notarial acknowledgment.


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



                                                  ----------------------------
                                                  David Lehmberg, President



                                                  ----------------------------
                                                  G.W. Norman Wareham, Secretary




STATE OF UTAH                               )
                                            )ss.
COUNTY OF SALT LAKE                         )

         On May ____, 1998, personally appeared before me, David Lehmberg, who acknowledged that he executed the foregoing Certificate of Amendment of Articles of Incorporation as President of NOVAMED, INC.


                                                  ----------------------------
                                                  Notary Public





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